UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2004

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2004 the Mohegan Tribal Gaming Authority (the “Authority”) issued a press release announcing that it had entered into development and management agreements with the Cowlitz Indian Tribe (the “Cowlitz Tribe”), a federally recognized Indian Tribe located in southwestern Washington on September 21, 2004.

The Development and Management Agreements were entered into between the Cowlitz Tribe and Salishan-Mohegan, LLC (“Salishan-Mohegan”). The Authority, through its wholly owned unrestricted subsidiary, Mohegan Ventures-Northwest, LLC, has a 54.15% membership interest in Salishan-Mohegan. According to the Development and Management Agreements, Salishan-Mohegan will assist the Cowlitz Tribe in developing and operating a casino to be located in Clark County, Washington (the “Project”). The Authority has contributed cash and certain non-exclusive licenses, valued collectively at approximately $3.0 million, to Salishan-Mohegan as its initial capital contribution and has committed to lend up to an additional $3.5 million to Salishan-Mohegan in connection with development costs and certain land purchase contracts relating to the Project.

Under the terms of the Development Agreement, Salishan-Mohegan will carry out all activities that are necessary to develop the Project, including facilitating the Cowlitz Tribe’s acquisition of land into trust by the United States Department of the Interior, assisting the Cowlitz Tribe in the negotiation of a compact with the State of Washington, negotiating financing of the Project on behalf of the Cowlitz Tribe, and administering and overseeing the planning, design, development, and construction of the Project. The Development Agreement provides for certain Development Fees, as defined in the Development Agreement.

The Management Agreement is for a period of seven years during which Salishan-Mohegan will manage, operate, and maintain the planned casino. The Management Agreement also provides for a management fee, as defined in the Management Agreement.

Development of the Project is subject to certain governmental and regulatory approvals, including, but not limited to, negotiating a gaming compact with the State of Washington, the United States Department of the Interior accepting land into trust on behalf of the Cowlitz Tribe and the approval of the Management Agreement by the National Indian Gaming Commission.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This press release may also be found on the Authority’s website at www.mohegansun.com, under “About Mohegan Sun/Pressroom”.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is furnished as part of this report:

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated September 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: September 27, 2004	By:	/s/ Mark F. Brown
Mark F. Brown
Chairman, Management Board